UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2018
LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)
Registrants’ telephone number, including area code: (571) 526-6000
N/A
(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of Leidos Holdings, Inc. was held on May 11, 2018. The final results of the stockholders’ vote on each of the matters presented for a vote is set forth below.

1.	The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

	Number of Votes
Director Nominee	For	Against	Abstain	Broker Non-Votes
Gregory R. Dahlberg	110,810,672	1,679,052	531,769	13,821,606
David G. Fubini	111,226,469	1,305,751	489,273	13,821,606
Miriam E. John	109,965,771	2,468,511	587,211	13,821,606
Frank Kendall III	111,910,427	605,940	505,125	13,821,606
Harry M.J. Kraemer, Jr.	110,001,110	2,492,982	527,400	13,821,606
Roger A. Krone	109,240,426	3,229,692	551,375	13,821,606
Gary S. May	111,209,393	1,328,377	483,724	13,821,606
Surya N. Mohapatra	111,097,048	1,375,738	548,707	13,821,606
Lawrence C. Nussdorf	111,181,879	1,282,310	557,304	13,821,606
Robert S. Shapard	111,452,806	1,003,648	565,038	13,821,606
Susan M. Stalnecker	111,303,258	1,128,241	589,995	13,821,606
Noel B. Williams	111,259,489	1,226,238	535,766	13,821,606

2.	The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in our proxy statement was approved based upon the following votes:

Votes for approval	107,687,952
Votes against	3,989,346
Abstentions	1,344,196
Broker non-votes	13,821,606

3.
The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2018 was approved based upon the following votes:

Votes for approval	124,241,417
Votes against	2,300,437
Abstentions	301,245
Broker non-votes	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2018	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Deputy General Counsel